SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report October 21, 2002
(Date of earliest event reported)

FORD MOTOR COMPANY

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950	38-0549190

(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 313-322-3000

Item 5. Other Events.

     An investor presentation being made by William Clay Ford, Jr., our Chairman and Chief Executive Officer, Allan Gilmour, our Vice Chairman and Chief Financial Officer, and Malcolm S. Macdonald, our Vice President-Finance and Treasurer, during the week of October 21, 2002, concerning an update to our Revitalization Plan, filed as Exhibit 99 to this report, is incorporated by reference herein.

     Statements included or incorporated by reference herein may constitute “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: greater price competition in the U.S. and Europe resulting from currency fluctuations, industry overcapacity or other factors; a significant decline in industry sales, particularly in the U.S. or Europe, resulting from slowing economic growth or other factors; lower-than-anticipated market acceptance of new or existing products; currency or commodity price fluctuations; economic difficulties in South America or Asia; reduced availability of or higher prices for fuel; a market shift from truck sales in the U.S.; lower-than-anticipated residual values for leased vehicles; a credit rating downgrade; labor or other constraints on our ability to restructure our business; increased safety, emissions, fuel economy or other regulation resulting in higher costs and/or sales restrictions; work stoppages at key Ford or supplier facilities or other interruptions of supplies; the discovery of defects in vehicles resulting in delays in new model launches, recall campaigns or increased warranty or litigation costs; insufficient credit loss reserves; and our inability to implement the Revitalization Plan.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

EXHIBITS

Designation	Description	Method of Filing

Exhibit 99	Investor Presentation	Filed with this Report

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the date indicated.

FORD MOTOR COMPANY

(Registrant)
Date:	October 21, 2002	By: /s/Kathryn S. Lamping

Kathryn S. Lamping
Assistant Secretary

EXHIBIT INDEX

Designation	Description

Exhibit 99	Investor Presentation